Registration No. 33-60951


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549


                 POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                            FORM S-8

                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933



                   FIRST CHARTER CORPORATION
     (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                      56-1355866
  (State or other jurisdiction               (I.R.S. Employer
of incorporation or organization)            Identification No.)


         22 Union Street, North
        CONCORD, NORTH CAROLINA                 28025
(Address of Principal Executive Offices)      (Zip Code)


FIRST CHARTER CORPORATION 1993 EMPLOYEE STOCK PURCHASE PLAN
                    (Full title of the plan)


                Lawrence M. Kimbrough, President
                    First Charter Corporation
                     22 Union Street, North
                 CONCORD, NORTH CAROLINA 28025
             (Name and address of agent for service)

                         (704) 786-3300
   Telephone number, including area code, of agent for service


                         With copies to:
                    J. Richard Hazlett, Esq.,
                   Smith Helms Mulliss & Moore
                      Post Office Box 31247
                 Charlotte, North Carolina 28231


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     First Charter Corporation (the "Company") hereby deregisters
78,527 shares of its Common Stock, $5.00 par value per share (the "Common Stock"), previously registered in connection with the First Charter Corporation 1993 Employee Stock Purchase Plan (the "1993 ESPP"). The Registration Statement on Form S-8 filed in connection with the 1993 ESPP registered the maximum amount of shares that could be issued to participants pursuant to the 1993 ESPP. The 1993 ESPP terminated by its terms effective December 31, 1995, and 21,473 shares of Common Stock were purchased by or issued to participants pursuant to the 1993 ESPP.

                           SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of North Carolina, on January 24, 1996.


                              FIRST CHARTER CORPORATION

                              By:  LAWRENCE M. KIMBROUGH
                                  Lawrence M. Kimbrough
                                  President